UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported) March 16, 2006
SOLECTRON CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11098	94-2447045

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

847 Gibraltar Drive, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 957-8500
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SECTION 1 – Registrant’s Business and Operations
ITEM 1.01 Entry into a Material Definitive Agreement
SIGNATURES

SECTION 1 – Registrant’s Business and Operations
ITEM 1.01 Entry into a Material Definitive Agreement
Solectron has, through a wholly-owned subsidiary, entered into a multi-year Indirect Sourcing Services Agreement with International Business Machines Corporation (“IBM”) effective as of March 16, 2006 (the “Agreement”) pursuant to which IBM will provide procurement services for the majority of the indirect goods and services required by Solectron (i.e., goods and services not directly related to the manufacturing of Solectron’s products) in the United States. In addition, the Agreement contemplates Local Adoption Agreements (“Local Agreements”) for the provision of the Services (described below) across 17 other countries in which Solectron conducts business, each such Local Agreement to be entered into by an appropriate local Solectron subsidiary or affiliate. Such Local Agreements contain substantially the same terms and conditions as the Agreement.
The services to be provided by IBM (the “Services”) will consist of (i) strategic sourcing services, in which IBM will procure on Solectron’s behalf contracts for the supply of indirect materials and services, and will be responsible for the ongoing management of the contracts for Solectron; and (ii) procure-to-pay processing operations, under which IBM will provide the data processing systems and support necessary to execute procure-to-pay functions for indirect materials and services. The transfer of responsibility for the Services to IBM will occur in phases, with full deployment scheduled for completion by April 2007.
The Agreement contemplates the implementation of an incentive program under which the fees to be paid to IBM for provision of the Services under the Agreement may be increased if Solectron’s expected savings from the sourcing arrangement with IBM are exceeded, or reduced if such savings targets are not attained.
Each party has indemnification obligations to the other, including but not limited to personnel, intellectual property infringement, and performance related claims. Solectron has the ability to terminate the Agreement in several circumstances, including for material breach, following an IBM change of control, due to a force majeure that prevents IBM from performing the services, and for convenience (subject to certain restrictions and termination payments to IBM). IBM has the ability to terminate the agreement if Solectron fails to pay certain specified amounts that are otherwise due and owing.
Solectron and IBM have an existing relationship, as IBM is a Solectron customer, and the parties therefore have manufacturing and other related agreements in place in addition to the agreements described in this Current Report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2006	Solectron Corporation
/s/ Warren Ligan
Warren Ligan
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)